UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 4, 2009 (February 26, 2009)

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
          On February 26, 2009, the compensation committee of the board of directors (the “Compensation Committee”) of Concho Resources Inc. (the “Company”) took certain actions with respect to the compensation of its executive officers, including approving bonuses for 2008 performance, establishing base salaries for 2009 and making restricted stock and stock option grants to executive officers under the Company’s 2006 Stock Incentive Plan. The exercise price of the stock options is $20.40, equal to the average of the high and low trading price of the Company’s common stock on the New York Stock Exchange on February 26, 2009. Information for the awards made to the Company’s principal executive officer, principal financial officer and other named executive officers is set forth in the table below.

		Restricted	Stock Option
Officer	Title	Stock Awards	Awards
Timothy A. Leach	Chairman and Chief Executive Officer	24,509	43,630

E. Joseph Wright	Vice President – Engineering and Operations	9,804	17,452

Darin G. Holderness	Vice President, Chief Financial Officer and Treasurer	7,353	13,089
2009 Incentive Compensation Plan for Executive Officers
          On February 26, 2009, the Compensation Committee approved the incentive compensation plan for the Company’s executive officers for the year ending December 31, 2009 (the “2009 Incentive Compensation Plan”). The 2009 Incentive Compensation Plan is designed to reward the Company’s executive officers for achieving certain performance metrics, including net asset value per share growth, annual EBITDAX per share growth, total proved reserves growth, finding and development costs, annual production and any other performance metric considered by the Compensation Committee. In addition, the Compensation Committee retained the ability to apply discretion to awards based on extenuating market circumstances or on individual performance. Pursuant to the 2009 Incentive Compensation Plan, the Compensation Committee has set the target annual cash bonus amount for 2009 to be 100% of the 2009 base salary for Mr. Leach, as set forth in the employment agreement disclosed in the Company’s current report on Form 8-K dated December 19, 2008, although the award to Mr. Leach may range from 0% to 200% of 2009 base salary depending on the accomplishment of the performance metrics discussed above and subject to the discretion of the Compensation Committee. The annual cash bonus for Messrs. Wright, Mathew G. Hyde, Holderness, David W. Copeland and Jack F. Harper will be allocated from a bonus pool. The bonus pool for these officers is expected to be equal to 75% of the aggregate of their 2009 base salaries, as set forth in the employment agreements disclosed in the Company’s current report on Form 8-K dated December 19, 2008, although the bonus pool may range from 0% to 150% of the aggregate of their 2009 base salaries depending on the accomplishment of the performance metrics discussed above and subject to the discretion of the Compensation Committee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: March 4, 2009	By:	/s/ DAVID W. COPELAND Name: David W. Copeland
Title: Vice President and General Counsel